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Exhibit 3.4

BY-LAW NO. 1

of

NEWFOUNDLAND CONTAINERS LIMITED

(the "Corporation")

C O N T E N T S

One	Interpretation
Two	Corporate Seal
Three	Directors
Four	Committees
Five	Officers
Six	Protection of Directors, Officers and Others
Seven	Meetings of Shareholders
Eight	Shares
Nine	Dividends and Rights
Ten	Notices
Eleven	Business of the Corporation
Twelve	Registered Office
Thirteen	Effective Date and Repeal

        BE IT ENACTED as a by-law of the Corporation as follows:

I.	INTERPRETATION

        1.01    Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

  (a)
  "Act" means the Corporations Act, S.N. 1986 C. 12, or any statute that may be substituted therefor, as from time to time amended;

  (b)
  "appoint" includes "elect" and vice versa;

  (c)
  "articles" means Articles of Incorporation filed pursuant to the Act as from time to time amended or restated;

  (d)
  "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

  (e)
  "cheque" includes a draft;

  (f)
  "directors" means the board of directors of the Corporation and "director" means a member thereof;

  (g)
  "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; and "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

Save as aforesaid, words and expressions defined in the Act have such meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

II.	CORPORATE SEAL

        2.01    The Corporation shall have a Corporate Seal which shall be in a form approved from time to time by the Board.

III.	DIRECTORS

        3.01    Number and Quorum.    The number of directors shall be determined by the directors but shall be not fewer than the minimum and not more than the maximum provided in the Articles. The quorum for the transaction of business at any meeting of directors shall be fifty-one per cent (51%) of the number of directors.

        3.02    Qualification.    No person shall be qualified to be a director if he is less than nineteen years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A majority of the directors shall be resident Canadians. A director need not be a shareholder.

        3.03    Election and term of office.    The directors shall be elected at each annual meeting of shareholders of the Corporation and each director shall hold office until the close of the first annual meeting following his election provided that if an election of directors is not held at an annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected. Retiring directors are eligible for re-election.

        3.04    Vacation of office.    A director ceases to hold office if he dies, is removed from office by the shareholders, ceases to be qualified for election as a director or resigns by a written resignation received by the Corporation. A written resignation of a director becomes effective at the time it is sent to the Corporation, or at the time specified in the resignation, whichever is later.

        3.05    Removal of Directors.    The shareholders may by ordinary resolution at a special meeting of shareholders remove any director or directors from office provided that where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed, failing which it may be filled by the directors.

        3.06    Vacancies.    Subject to the Act, a quorum of directors may fill a vacancy among the directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

        3.07    Action by Directors.    Subject to any limitations imposed by a unanimous shareholders agreement, the directors shall manage the business and affairs of the Corporation. The powers of the directors may be exercised at a meeting (subject to sections 3.08 and 3.09) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors. Where there is a vacancy in the board of directors the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

        3.08    Canadian Majority at Meetings.    The directors shall not transact business at a meeting other than filling a vacancy in the board unless a majority of directors present are resident Canadians or if a resident Canadian director who is unable to be present approves, in writing or by telephone or other communications facilities, of the business transacted at the meeting and a majority of resident Canadian directors would have been present had that director been present at the meeting.

        3.09    Meeting by Telephone.    If all the directors of the Corporation present at or participating in the meeting consent, a meeting of directors or of a committee of directors may be held by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at that meeting.

        3.10    Place of Meeting.    Meetings of directors may be held at any place within or outside of Canada.

        3.11    Calling of Meetings.    Meetings of the directors shall be held at such time and place as the directors, the Chairman of the Board, the President, the Managing Director, or any two directors may determine.

        3.12    Notice of Meeting.    Notice of the time and place of each meeting of directors shall be given 48 hours before the time of the meeting or by written notice not less than four days before the day of the meeting and except where required by the Act, need not specify the purpose of or the business to be transacted at the meeting. Meetings of the directors may be held at any time without notice if all the directors have waived or are deemed to have waived notice.

        3.13    First Meeting of New Board.    No notice shall be necessary for the first meeting of newly elected directors held immediately following their election at a meeting of shareholders.

        3.14    Adjourned Meeting.    Notice of an adjourned meeting of directors is not required if the time and place of the adjourned meeting is announced at the original meeting.

        3.15    Regular Meetings.    The directors may appoint a day or days in any month or months for regular meetings and shall designate the place and time at which such meetings are to be held. A copy of any resolution of directors fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, and except where required by the Act in connection with specific business to be conducted thereat, no other notice shall be required for any such regular meeting.

        3.16    Chairman.    The Chairman of the Board, or in his absence the President if a director, or in his absence a director chosen by the directors at the meeting, shall be the chairman of any meeting of directors.

        3.17    Voting at Meetings.    Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting, in addition to his original vote, shall have a second or casting vote.

        3.18    Conflict of Interest.    A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act, and such a director or officer shall not vote on any resolution to approve the same except as provided by the Act.

        3.19    Remuneration and Expenses.    The directors shall be paid such remuneration as the directors may from time to time by resolution determine. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from meetings of directors or committees of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

IV.	COMMITTEES

        4.01    Committees of Directors.    The directors may appoint from among their number one or more committees of directors and delegate to them any of the powers of the directors except those which under the Act a committee of directors has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

        4.02    Transaction of Business.    Subject to section 3.09 the powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside Canada.

        4.03    Procedure.    Unless otherwise determined by the directors each committee shall have power to fix its quorum, at not less than a majority of its members, to elect its chairman, and to regulate its procedure.

        4.04    Advisory Bodies.    The directors may from time to time appoint such advisory bodies as it may deem advisable.

V.	OFFICERS

        5.01    General.    The directors may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed. The officers so appointed may but need not be members of the board of directors except as provided in sections 5.03 and 5.04. One person may hold more than one office.

        5.02    Term of Office.    Any officer may be removed by the directors at any time. Otherwise, each officer shall hold office until his successor is appointed or his earlier resignation.

        5.03    Chairman of the Board.    The Chairman of the Board shall, when present, be chairman of meetings of shareholders and directors and shall have such other powers and duties as the directors may determine.

        5.04    Managing Director.    The directors may from time to time also appoint from their number a managing director who shall be a resident Canadian. If appointed, he shall be the chief executive officer and, subject to the authority of the directors, shall have general supervision of the business and affairs of the Corporation; and he shall have such other powers and duties as the directors may specify. During the absence or disability of the President, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

        5.05    President.    The President shall be the chief operating officer of the Corporation and subject to the authority of the directors and the Managing Director, if any, shall have general supervision of its business and affairs and such other powers and duties as the directors may specify. During the absence of disability of the Managing Director, or if no managing director has been appointed, the President shall also have the powers and duties of that office.

        5.06    Vice-President.    A Vice-President shall have such powers and duties as the directors or the president may determine and subject to Section 5.08 shall act in the place and stead of the President when the President is absent from his duties or unable to act.

        5.07    Secretary.    The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; shall attend and be secretary of all meetings of shareholders, directors and committees appointed by the directors and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; shall be the custodian of the corporate seal of the Corporation and of all records, books, documents and other instruments belonging to the Corporation; and shall have such other powers and duties as the directors or the President may determine.

        5.08    Treasurer.    The Treasurer shall keep proper books of account and accounting records with respect to all financial and other transactions of the Corporation; shall be responsible for the deposit of money, the safe-keeping of securities and the disbursement of the funds of the Corporation; shall render to the directors when required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the directors or the President may determine.

        5.09    Other Officers.    The powers and duties of all other officers shall be such as the directors or the President may determine. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the directors or the President otherwise direct.

        5.10    Variation of Duties.    The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

        5.11    Conflict of Interest.    An officer shall disclose his interest in any material contract or proposed material contract in accordance with section 3.18.

        5.12    Agents and Attorneys.    The directors shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as the directors may specify.

VI.	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

        6.01    Limitation of Liability.    Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof or from any criminal, fraudulent or willful act or act of gross negligence.

        6.02    Indemnity.    Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

        6.03    Insurance.    The Corporation may purchase and maintain such insurance for the benefit of any person referred to in section 6.01 to the extent permitted by the Act and as the Board may from time to time determine.

VII.	MEETINGS OF SHAREHOLDERS

        7.01    Annual Meetings.    The annual meeting of the shareholders shall be held at such place in the Province of Newfoundland (or outside Newfoundland if all of the shareholders entitled to vote at that meeting so agree) and at such time in each year as the directors may determine, for the purpose of receiving the reports and statements required to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor or auditors, and for the transaction of such other business as may properly be brought before the meeting.

        7.02    Other meetings.    The directors, the Chairman of the Board, the President (if he is also a director) and the Managing Director, if any, shall each have power at any time to call a special meeting of shareholders to be held at such time and at such place as they may determine.

        7.03    Notice of Meetings.    Notice of the time and place of a meeting of shareholders shall be given not less than twenty-one days nor more that fifty days before the meeting to each holder of shares carrying voting rights at the close of business on the record date for notice, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall include the text of any special resolution to be submitted to the meeting. All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, shall be deemed to be special business.

        7.04    Record Date for Notice.    For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than fifty days or by less than twenty-one days the date on which the meeting is to be held. Where no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

        7.05    Persons entitled to be present.    The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor and other persons who are entitled or required under any provision of the Act or the articles or by-laws of the Corporation to attend a meeting of shareholders of the Corporation. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

        7.06    Chairman and Secretary.    The Chairman of the Board, or in his absence the President, or in his absence the Managing Director, if any, or in his absence a person chosen by a vote at the meeting shall be Chairman of meetings of shareholders. If the Secretary of the Corporation is absent, the Chairman shall appoint a person, who need not be a shareholder, to act as Secretary of the Meeting.

        7.07    Scrutineers.    At each meeting of shareholders one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

        7.08    Quorum.    Except where the Corporation has only one shareholder or only one holder of any class or series of shares, in which case the shareholder present in person or duly represented constitutes a quorum, the persons present in person or duly represented and each being entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

        7.09    Right to vote.    The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared.

        (a) if a record date is fixed as hereinbefore provided, not later than ten days after that date; and

        (b) if no record date is fixed, at the close of business on the day immediately preceding the day on which the notice is given, or where no notice is given, on the day on which the meeting is held.

        A person named in the said list is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that the person has transferred any of his shares and the transferee of those shares produces properly endorsed share certificates, or otherwise establishes to the satisfaction of the chairman of the meeting that he owns the shares, and demands that his name be included in the list in which case the transferee is entitled to vote his shares at the meeting. Where a separate list of shareholders has not been prepared, the meeting shall be in no manner invalidated, and the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

        7.10    Joint shareholders.    Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them and in the event of disagreement between such joint holders, the vote in respect of such shares shall not be counted.

        7.11    Representatives of Corporate Bodies.    Where a body corporate or association is a shareholder of the Corporation, the Corporation shall, without requiring a proxy, recognize any individual authorized by a resolution of the directors of the body corporate or association or by the President or Managing Director thereof. An individual so authorized may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder.

        7.12    Executors and Others.    An executor, administrator, committee of a mentally incompetent person, guardian or trustee and, where a corporation is such executor, administrator, committee, guardian or trustee of a testator, intestate, mentally incompetent person, ward or cestui que trust, any duly appointed representative of such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of this by-law respecting joint shareholders shall apply.

        7.13    Proxy holders.    Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders, who need not be shareholders, as his nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or his authorized attorney in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and shall be valid for the period or in respect of the meeting or meetings therein stated. A proxy shall be in such form as may be prescribed from time to time by the directors or in such other form as the chairman of the meeting may accept and as complies with all applicable laws and regulations.

        7.14    Time for Deposit of Proxies.    The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time, if so fixed, shall be specified in the notice calling the meeting. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting at such meeting or any adjournment thereof prior to the time of voting.

        7.15    Votes to Govern.    Unless otherwise required by the Act or the articles of the Corporation, at all meetings of shareholders every question shall be decided, either on a show of hands or by ballot, by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

        7.16    Show of Hands.    Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxy holder entitled to vote at the meeting or where required by the Chairman. A ballot may be demanded either before or after any vote by show of hands. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be required or demanded, an entry in the minutes of a meeting of shareholders to the effect that the Chairman declared a motion to be carried is admissible in evidence as prima facie proof of the fact without proof of the number or proportion of the votes recorded in favor of or against the motion. A demand for a ballot may be withdrawn at any time prior to taking of a poll on the ballot.

        7.17    Ballots.    If a ballot is demanded or required, the vote upon the question shall be taken in such manner as the Chairman of the meeting shall direct and each person present and entitled to vote at the meeting shall, unless the articles of the Corporation otherwise provide, be entitled to one vote for each share in respect of which he is entitled to vote at the meeting.

        7.18    Adjournment.    The Chairman of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and from place to place. If a meeting of shareholders is adjourned it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting that is adjourned. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

        7.19    Resolution in Lieu of Meeting.    A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders except where a written statement in respect thereof has been submitted by a director pursuant to Section 176 of the Act, or where representations in writing are submitted by the auditor of the Corporation pursuant to Section 269 of the Act, or where the Act requires the holding of a meeting in respect of the business to be conducted thereat.

        7.20    Meetings without Notice.    A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

VIII.	SHARES

        8.01    Issue.    Subject to the Act and the articles of the Corporation, shares of the Corporation and options to acquire shares may be issued at such times and to such persons and for such consideration as the directors may determine, provided that no share may be issued until it is fully paid as provided in the said Act.

        8.02    Commissions.    The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

        8.03    Share Certificate.    Every shareholder is entitled at his option to a share certificate in respect of the shares held by him that complies with the Act or to a non-transferable written acknowledgement ("written acknowledgement") of his right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by him, but the Corporation is not bound to issue more than one share certificate or written acknowledgement in respect of a share or shares held jointly by several persons and delivery of a share certificate or written acknowledgement to one of several joint holders is sufficient delivery to all. Written acknowledgements shall be in such form or forms as the directors shall from time to time by resolutions determine. The Corporation may charge a fee in accordance with the Act for a share certificate issued in respect of a transfer. Subject to the provisions of the Act and to the requirements of any stock exchange on which shares of the Corporation may be listed, share certificates shall be in such form or forms as the Directors shall from time to time approve. Unless otherwise determined by the Directors, share certificates shall be signed by the Chairman of the Board, the President, a Vice-President or a Director and by the Secretary or an Assistant Secretary and need not be under the corporate seal and certificates for shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned on behalf of such transfer agent and/or registrar. Share Certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation and any additional signatures required on share certificates may be printed or otherwise mechanically reproduced thereon. A manual signature is not required on a share certificate representing a fractional share. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the share certificate is as valid as if he were a director or an officer at the date of its issue.

        8.04    Transfer Agents and Registrars.    For each class of shares issued by it, the Corporation may appoint one or more agents to keep the securities register and the register of transfers and one or more branch registers. Such an agent may be designated as a transfer agent or registrar according to functions and one agent may be designated both transfer agent and registrar. The securities register, the register of transfers and the branch register or registers shall be kept at the registered office of the Corporation or at such other place in Canada designated by the directors.

        8.05    Transfer of Shares.    Subject to the Act, no transfer of a share shall be registered except upon presentation of the certificate representing such share with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may prescribe, upon payment of all applicable taxes and fees and upon compliance with such restrictions on issue, transfer or ownership as are prescribed by the articles of the Corporation.

        8.06    Non-Recognition of Trust.    Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and to exercise all the rights and powers of an owner of the share.

        8.07    Replacement of Share Certificates.    The directors or any officer or agent designated by the directors may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, apparently destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

        8.08    Deceased Shareholders.    In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

        8.09    Lien for Indebtedness.    The Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation and such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

IX.	DIVIDENDS AND RIGHTS

        9.01    Declaration of Dividends.    Subject to the Act the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

        9.02    Cheques.    A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the address of such holder in the Corporation's securities register, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their address in the Corporation's securities register. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

        9.03    Non-receipt of Cheques.    In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

        9.04    Record Date for Dividends and Rights.    The Directors may fix in advance a date, preceding by not more than fifty days the date for payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

        9.05    Unclaimed Dividends.    Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

X.	NOTICES

        10.01    General.    A notice or document required by the Act, the regulations thereunder, the articles or the by-laws of the Corporation to be sent to a shareholder, director, officer or member of a committee of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to, the shareholder, director, officer or committee member, at his latest address as shown in the records of the Corporation. A notice or document if mailed to a shareholder or director of the Corporation shall be deemed to have been received on the 3rd day after it is deposited in a post office or public letter box. If the Corporation sends a notice or document to a shareholder in accordance with this section and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

        10.02    Computation of Time.    In computing the time when a notice or document must be given or sent under any provision requiring a specified number of days' notice of any meeting or other event, the day on which the notice or documents is given or sent shall be excluded and the day on which the meeting or other event occurs shall be included.

        10.03    Omission and Errors.    The accidental omission to give any notice or send any document to any shareholder, director or other person or the non-receipt of any notice or document by any shareholder, director or other person or any error in any notice or document not affecting the substance hereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded on such notice or document.

        10.04    Notice to Joint Shareholders.    If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

        10.05    Proof of Service.    A certificate of the Secretary or other duly authorized officer of the Corporation, or of any agent of the Corporation, as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder or director of the Corporation or to any other person or publication of any such notice or document, shall be conclusive evidence thereof and shall be binding on every shareholder or director or other person as the case may be.

        10.06    Signature to Notice.    The signature to any notice or document given by the Corporation may be printed or otherwise mechanically reproduced thereon or partly printed or otherwise mechanically reproduced thereon.

        10.07    Waiver of Notice.    Notice may be waived or the time for the sending of a notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Attendance of any director at a meeting of the directors or of any shareholder at a meeting of shareholders is a waiver of notice of such meeting, except where he attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

        10.08    Persons Entitled by Death or Operation of Law.    Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

XI.	BUSINESS OF THE CORPORATION

        11.01    Voting Shares and Securities in other Corporations.    All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of the holders thereof in such manner and by such person or persons as the directors of the Corporation shall from time to time determine or failing such determination the signing officers of the Corporation; and such person may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issue of voting certificates and other evidence of the right to vote in such names as they may determine.

        11.02    Bank Accounts, Cheques, Drafts and Notes.    The Corporation's bank accounts shall be kept in such chartered bank or banks, trust company or trust companies or other firm or corporation carrying on a banking business as the directors may by resolution from time to time determine. Cheques on bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the directors may by resolution from time to time name for that purpose. Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of any one of the Corporation's bank accounts by such officer or officers, person or persons, as the directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

        11.03    Execution of Instruments.    The President, the Secretary, or any two directors shall have authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. Any signing officer may affix the corporate seal to any instrument requiring the same. The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

        11.04    Divisions.    The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the directors or, subject to any direction by the directors, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

  (a)
  Subdivision and Consolidation.—the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of such divisions and sub-units;

  (b)
  Name.—the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

  (c)
  Officers.—the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any of such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.

        11.05    Fiscal year.    The fiscal year of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

XII.	REGISTERED OFFICE

        12.01    The registered office of the Corporation shall be in the place within Newfoundland specified in the Articles of the Corporation and at such location therein as the directors may from time to time determine.

XIII.	EFFECTIVE DATE AND REPEAL

        13.01    Effective date.    This by-law shall come into force and take effect on the date set forth in the Certificate of Continuance of the Corporation.

        13.02    Repeal.    All previous Articles of Association ("Articles") of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any Articles so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents or constating instruments of the Corporation obtained pursuant to, any such Articles prior to their repeal. All officers and persons acting under any Articles so repealed shall continue to act as if appointed under the provisions of the board or a committee of the board with continuing effect passed under any repealed Articles shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

ENACTED by the Shareholders in general meeting on the 22nd day of November 1989.

Witness the Corporate Seal of the Corporation.

/s/ THOMAS M. MUNN President	/s/ DOUG M. MUNN Secretary

ENACTED by the board of directors the 22nd day of November 1989.

Witness the corporate seal of the Corporation.

/s/ THOMAS M. MUNN President	/s/ DOUG M. MUNN Secretary

        The undersigned, being a director of the Corporation by his signature hereby makes the foregoing By-Law No. 1 of the by-laws of the Corporation.

DATED the 22 day of November 1989

/s/ DOUG M. MUNN

        The undersigned, being a shareholder of the Corporation hereby confirms without amendment the foregoing By-Law No. 1 of the by-laws of the said Corporation.

DATED the 22 day of November 1989

/s/ DOUG M. MUNN

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  Exhibit 3.4
BY-LAW NO. 1 of NEWFOUNDLAND CONTAINERS LIMITED (the "Corporation")
C O N T E N T S